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                                                                     EXHIBIT 5.1


                       BALLARD SPAHR ANDREWS & INGERSOLL
                      300 EAST LOMBARD STREET, 19th FLOOR
                         BALTIMORE, MARYLAND 21202-3268
                                  410-528-5600
                               FAX: 410-528-5650

                                  July 5, 1996


Sunstone Hotel Investors, Inc.
300 South El Camino Real
Suite 203
San Clemente, California 92672

        Re: Sunstone Hotel Investors, Inc., a Maryland corporation, (the "Company") - Registration Statement on Form S-11 pertaining to four million eight hundred thousand (4,800,000) shares plus an overallotment option of up to seven hundred twenty thousand (720,000) shares (collectively, the "Shares") of common stock, par value one cent ($.01) per share ("Common Stock")
             ---------------------------------------------------------------

Ladies and Gentlemen:

        In connection with the registration of the Shares under the Securities Act of 1933 as amended (the "Act"), by the Company on Form S-11 filed with the Securities and Exchange Commission (the "Commission") on or about July 5, 1996 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates form the documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Amended Articles of Incorporation filed with the SDAT on September 23, 1994, Articles of Amendment filed with the SDAT on November 9, 1994 and Articles of Amendment filed with the SDAT on June 19, 1995 and Articles of Amendment filed with the SDAT on August 14, 1995. We have also examined the Bylaws of the Company adopted as of September 23, 1994, (the "Bylaws") and Resolutions of the Board of Directors of the Company adopted on or before July 5, 1996 and in full force and effect on July 5, 1996; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.
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Sunstone Hotel Investors, Inc.
July 5, 1996
Page 2

        We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

        Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized by all necessary corporation action on the part of the Company, and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement against payment of the purchase price therefore as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

        The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

        The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.


                                          Very truly yours,


                                          /s/ BALLARD SPAHR ANDREWS & INGERSOLL